Exhibit 5.1

October 4, 2013

Deep Down, Inc.

8227 W. Sam Houston Parkway N., Suite 100

Houston, Texas 77040

Re:           Deep Down, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Deep Down, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 4,443,611 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders (“Selling Stockholders”) of the Company under a Registration Statement on Form S-1, Registration No. 333-_______ (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”). Of the 4,443,611 Shares subject to the Registration Statement, all such Shares (the “Securities”) are issued and outstanding. The Securities were issued pursuant to a certain Securities Purchase Agreement dated September 9, 2013 among the Company and the Selling Stockholders (the “Purchase Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on April 4, 2006, as amended by a Certificate of Amendment as filed with the Secretary of State of Nevada on December 4, 2006, as amended by a Certificate of Amendment as filed with the Secretary of State of Nevada on September 29, 2008; (iii) the Bylaws of the Company, as adopted on May 16, 2008; (iv) the Purchase Agreement; (v) the form of certificate representing the Common Stock; and (vi) certain resolutions of the Board of Directors of the Company dated September 9, 2013, relating to the issuance of the Securities, the registration of the Securities under the Securities Act, and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

In rendering the opinions set forth below, we have also assumed that, at or prior to the time of issuance and delivery the Securities have been registered by the transfer agent and registrar of such Securities and that the Securities have been issued in accordance with the terms of the Purchase Agreement.

Based upon and subject to the foregoing, we are of the opinion that the Securities were duly authorized, were validly issued, and are fully paid and nonassessable.

We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal or state securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis Roca Rothgerber LLP